Exhibit 99.1

2010 STOCK COMPENSATION PLAN

1. Purpose of The Plan. This 2010 Stock Compensation Plan (the “Plan”) of Heritage Bancorp., a Nevada corporation (the “Company”), and its various Subsidiaries, is designed to provide incentives to such present and future officers, employees, directors, consultants and advisors of the Company or its various Subsidiaries (the “Participants”), as may be selected in the sole discretion of the Committee, as defined below (or, in the absence of a Committee so designated, the entire Board of the Company as defined below), through the grant of stock options or other forms of stock compensation by the Company to its Participants. This Plan is intended to advance the best interests of the Company by providing to those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encourage them to contribute to the success of the Company and to continue to provide services to or remain employed by the Company and/or its Subsidiaries (as the case may be). The availability and offering of stock-based compensation under the Plan also increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. This Plan is intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act, and, unless and until the Company’s Common Stock is publicly traded, the issuance of shares of Common Stock pursuant to this Plan are, to the greatest extent permitted by federal securities laws and applicable state and local equivalent laws, intended to qualify for the exemption (the “Exemption”) from registration under Rule 701 of the Securities Act and any state law equivalent. In the event that any provision of the Plan would cause any stock-based compensation granted under the Plan to not qualify for the Exemption, the Plan shall be deemed automatically amended to the extent necessary to cause all Common Stock granted under the Plan to qualify for the Exemption and any state law equivalent or such other exemption as may be reasonably available.

2. Definitions Regarding Terms Used In This Plan. Certain terms used in this Plan have the meanings set forth below:

“Affiliate” of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership or limited liability company, any partner or member, respectively, of such Person.

“Board” means the Company’s Board of Directors.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean: (a) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers, suppliers or any other material business relations, or any other crime involving moral turpitude, (b) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (c) repeated failure or inability to perform duties and/or obligations as reasonably directed by the Board, or the Company’s senior executive officers or their respective designees, and, (d) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, its assets and staff.

“Code” means the U.S. Internal Revenue Code, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.

“Committee” means the committee of the Board which may be designated by the Board to administer the Plan. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder by the Committee shall be deemed to refer to the Board as a whole.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share (or such other par value or no par value the Company may elect to convert to).

“Fair Market Value” of any Employee Share means the estimated fair market value thereof as determined in good faith by the Committee (or, in the absence of the Committee, by the Board) with the assistance of such independent parties as the Committee and/or Board may reasonably elect to use.

“Gift Shares” means shares issued pursuant to this Plan and paid for by the Company. Gift Shares shall be deemed fully Vested Shares upon issuance. See, also, Restricted Stock Grants for Gift Shares subject to a Vesting requirement.

“Incentive Stock Options” means the grant, exercise and resale of stock options of the Company designed to qualify for favorable tax treatment pursuant to Section 422 of the Code.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company’s Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 10% owner.

“IPO” means an initial public offering and sale of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act.

“Nonqualified Stock Options” means all stock options other than Incentive Stock Options.

“Option(s)” means any immediate or future grant enabling the holder thereof to purchase any of the Company’s Common Stock granted by the Committee (or, in the absence of the Committee, the Board) pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such nonqualified or other form, consistent with this Plan, as the Committee (or, in the absence of the Committee, the Board) may determine. In the sole discretion of the Board, grants of Options may be Vested or Unvested unless otherwise required bylaw.

“Option Shares” means the shares of the Company’s Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Original Cost” of each Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such shares of Common Stock subsequent to any such purchase).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Purchased Shares” means any shares of the Company’s Common Stock purchased by a Participant pursuant to this Plan.

“Qualified Options”. See Incentive Stock Options.

“Restricted Stock Grants” means Gift Shares that vest over a period of time (as opposed to immediately) and until such Vesting occurs are deemed to be Unvested and subject to a Risk of Forfeiture. Any special election under Section 83b shall be at the sole election of the Participant and the Company shall not be responsible for its proper election or timeliness.

“Risk of Forfeiture” means any stock compensation that remains Unvested at the Termination Date. Any Unvested stock compensation at the Termination Date shall be deemed to be forfeited unless the Committee (or Board in the absence of a Committee) determines to deem the stock compensation as full or partially Vested despite the Termination Date occurring before that time or event.

“Sale of the Company” means any transaction involving the Company or its stockholders and an Independent Third Party or an affiliated group of Independent Third Parties pursuant to which such party or parties acquire (a) a majority of the Company’s outstanding shares of capital stock entitled to vote generally in the election of the Board (whether by merger, consolidation or sale or transfer of the Company’s outstanding shares of capital stock or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis (for purposes hereof “all or substantially all” shall have the meaning given such phrase in Chapter 78 of the Nevada Revised Statutes).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor statute thereto.

“Shares” means the shares of Common Stock of the Company.

“Stock Appreciation Right(s)” or “SAR” means a form of Stock Compensation wherein the Participant receives a number of imputed or “phantom” shares of Common Stock at grant at a specified fair market value for the Common Stock and is allowed to hold these imputed shares of Common Stock until expiration of the grant when he or she will be paid any resulting appreciation in cash, if any appreciation exists, and so long as no Termination Date has been reached when the SAR is available for receipt by the Participant. The SAR may be Vested or Unvested in the Committee’s (or in the absence of a Committee, the Board’s) discretion.

“Stock Compensation” means any form of stock gift, restricted grant or Stock Appreciation Right(s) allowed by this Agreement.

“Subsidiary(ies)” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

“Termination Date” means with regard to a Participant employed by the Company or any of its Subsidiaries the first date on which a Participant is no longer employed, not including any notice period that may be required under applicable law by the Company or any of its Subsidiaries for any reason. In the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director, consultant and/or advisor to the Company or any of its Subsidiaries.

“Unvested” means any stock compensation not yet earned and available to a Participant due to the passage of time or other significant event constituting a condition precedent to exercise or full ownership. Unvested Stock Compensation shall not be deemed to constitute any property right until Vested and, then, only according to the terms of the award or grant. Should a Participant reach his or her Termination Date, any Unvested Stock Compensation will be subject to immediate Risk of Forfeiture. Unvested Shares shall be deemed to be nonvoting Shares of the Company until Vesting and subsequent exercise, unless otherwise required by law.

“Vested” or “Vesting” means any Stock Compensation in whatever form granted being no longer subject to a condition precedent, fully earned and available to a Participant to receive or exercise according to its award or grant and at the Participant’s election. Vested Shares shall be deemed to be nonvoting Shares of the Company until exercise, unless otherwise required by law.

“Vested Shares” means any Shares which are designated as or have become vested shares in any separate written agreement between the Company and a Participant and any Shares which are not subject to any vesting requirements.

3. Grant of Stock Compensation and/or Options. The Committee (or in the absence of the Committee, the Board) shall have the right and power to grant at Fair Market Value or greater price to any Participant such Stock Compensation and/or Options at any time prior to the termination of this Plan in such quantity, at such price, and on such terms and subject to such conditions that are consistent with this Plan and established by the Committee (or in the absence of the Committee, the Board). Available forms of awards and/or grants shall be any of the following and in any combination otherwise authorized by law:

•	Incentive Stock Options
•	Nonqualified Stock Options
•	Stock Purchases
•	Stock Appreciation Rights
•	Gift Stock
•	Restricted Stock Grants

Unless otherwise stated in the grant, or agreed to by the Company at exercise, all Stock Compensation awards and grants shall be exercised in cash or cash equivalents. Stock Compensation granted under this Plan may be designated as Vested or Unvested (unless vested status is otherwise required by law for the type of grant made). Gift stock shall be deemed vested as gifted. Restricted grant stock shall be deemed vested as the restrictive period(s) expire. For all other forms of Stock Compensation, vesting may not exceed a period of five years from the date of award or grant. Exercise periods (measured from date of grant or award irrespective of vesting) shall not exceed the period of ten years from the date of award or grant unless a shorter period is required by law for the specific type of award or grant. The grant shall be subject to such additional terms and conditions and evidenced by separate agreements entered into by and between the Company and the Participant and in such form as shall be determined from time to time by the Committee (or, in the absence of the Committee, the Board), which agreements may alter or supplement the provisions of the Plan.

4. Stock Purchases; Sale of Company Common Stock. One of the available forms of awards and grants listed above is designated “Stock Purchases”. The Committee (or in the absence of the Committee, the Board) shall have the power and authority under this Plan, and subject to the maximum Shares of Common Stock allowed to be offered under the Plan, to sell at Fair Market Value or greater price to any Participant Common Stock at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee (or in the absence of the Committee, the Board). Common Stock sold under this Plan shall be subject to such terms and evidenced by any necessary agreements as shall be determined from time to time by the Committee (or in the absence of the Committee, the Board). Any Participant acquiring Common Stock pursuant to this provision shall be required to pay in full the purchase price relating thereto. The Shares of Common Stock purchased shall be deemed Vested Shares.

5. Administration of the Plan. The Committee (or, in the absence of the Committee, the Board) shall have the full and broad power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full and broad power and authority: (a) to interpret the terms of this Plan, the terms of any Stock Compensation granted under this Plan and the rules and procedures established by the Committee (or, in the absence of the Committee, the Board) governing any such Stock Compensation, (b) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations as it deems necessary or advisable to accommodate laws, regulatory requirements or practices including, but not limited to, sub-plans established for the purpose of qualifying for preferred tax treatment or securities law compliance under applicable laws, (c) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee (or, in the absence of the Committee, the Board), (d) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Stock Compensation granted hereunder or with respect to any Common Stock sold hereunder, (e) to determine whether any Stock Compensation granted under the Plan is subject to and/or comply with the requirements of specific Code sections, state taxation laws, or any regulations thereunder and (f) to make all other determinations and take all other actions necessary or advisable for the reasonable and effective implementation and administration of the Plan. Each action of the Committee or the Board that is taken in good faith shall be deemed within its discretion, final and fully binding on all persons.

It is the Company’s intent that the Stock Compensation not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction of the Plan be interpreted in order to effectuate such intent. Stock Compensation and/or Options under the Plan shall contain such terms as the Committee (or, in the absence of the Committee, the Board) determines are appropriate to comply with the requirements of Section 409A of the Code. However, neither the Company nor any of its Affiliates, make any representations with respect to the application of Code Section 409A to the Stock Compensation and/or Options and, by the acceptance of the Stock Compensation and/or Options, the Participant agrees to accept the potential application of Code Section 409A to the Stock Compensation and/or Options and the tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of the Stock Compensation and/or Options. In the event that, after the issuance of any Stock Compensation and/or Option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee (or, in the absence of the Committee, the Board) may modify the terms of any such previously issued Stock Compensation and/or Option to the extent the Committee (or, in the absence of the Committee, the Board) determines that such modification is necessary to comply with the requirements of Section 409A of the Code.

6. Limitation on the Aggregate Number of Shares of Common Stock. The number of Shares of Common Stock issued under this Plan (including the number of shares of Common Stock with respect to which Stock Compensation awards and grants may be granted under this Plan (and which may be issued upon the exercise or payment thereof), whether Vested or Unvested, shall not exceed, in the aggregate as to all types of grants hereunder, three hundred thousand (300,000) Shares of Common Stock; provided that the type and the aggregate number of Shares of Common Stock which may be subject to Stock Compensation under the Plan shall be subject to further adjustment in accordance with the provisions of Section 10, below, as to stock splits and other actions impacting the Common Stock; and, provided further that the number of Shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof) shall not exceed, in the aggregate, those number of Shares as allowed by law so as to preserve the favorable tax benefits of that form of award or grant. If any Stock Compensation award or grant expire unexercised or unpaid due to termination of a Participant, or are mutually canceled, terminated by law, rule or regulation or otherwise forfeited prior to exercise according to their terms in any manner without the issuance of shares of Common Stock or payment thereunder, the Shares of Common Stock assigned or imputed as to said award or grant shall again be restored to the Shares of Common Stock available for further award or grant under the Plan and this Section 3.

7. Qualified (Incentive Stock) Options. Any of the Options to be granted hereunder may be in the form of and constitute Qualified (Incentive Stock) Options (“Qualified Options”) within the meaning of Section 422 of the Code to the extent expressly designated as such by the Committee or the Board. Only those Participants who are officers and employees of the Company or its Subsidiaries shall be eligible to receive Qualified Options within the meaning of Section 422 of the Code. All Qualified Options: (i) shall have an exercise price per share of Common Stock of not less than estimated Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not have a vesting period longer than five years from the date of grant; (iv) shall not be transferable other than by testamentary conveyance (will) or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Qualified Options were granted, (iv) may be exercised only by such Participant (or his guardian or legal representative if that situation is applicable) and (v) shall be exercisable prior to any Termination Date and during the Participant’s employment by the Company or a Subsidiary; provided, however, that the Committee may, in its discretion, provide at the time that a Qualified Option is granted that such Qualified Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary or (y) the date which is up to ninety (90) days after the Termination Date for any other reason. The Committee’s discretion to extend the period during which a Qualified Option is exercisable shall only apply if and to the extent that (i) the Participant was otherwise entitled to exercise such Option on the Termination Date; and, (ii) such Option would not have expired had the Participant continued to be employed by the Company (or a Subsidiary of the Company). To the extent that the aggregate and estimated Fair Market Value of Shares of Common Stock with respect to which Qualified Options are exercisable for the first time by any individual during any calendar year exceeds the sum of one hundred thousand dollars ($100,000), such Options (in value) that exceed this sum may be redesignated as Options which are not Qualified Options.

8. Listing, Registration and Compliance with Laws and Regulations. Each Stock Compensation award or grant shall be subject to the condition precedent and ongoing requirement that if at any time the Committee (or, in the absence of the Committee, the Board) shall determine, in its discretion, that the listing, registration or qualification of the Shares of Common Stock subject to any Stock Compensation award or grant upon a securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the further granting of such Stock Compensation award or grant or the issuance or purchase of Shares of Common Stock thereunder, no such Stock Compensation may be further exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been completed, and the holder of each such Option(s) will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing.

9. Stock Appreciation Rights. One of the available forms of awards and grants listed above is designated “Stock Appreciation Rights”. Subject to Section 18(d) below, Stock Compensation may be granted, in the Committee’s (or, in the absence of a Committee, the Board’s) discretion, in the form of a Stock Appreciation Right, or SAR. This Stock Appreciation Right provides that the Participant holding such SAR, as soon as practicable after the period of holding has concluded as set forth in the award or grant, will receive, in lieu of the actual issuance of shares of Common Stock, a cash payment, if any is due, measured by the starting and ending estimated Fair Market Value of the imputed Common Stock and in cash. The Participant in any Stock Appreciation type of grant must be employed by the Company continuously during the period of holding and on the date of exercise. Upon his or her Termination Date, any SAR right that is not yet concluded shall be terminated and forfeited.

10. Adjustment for Change in Shares of Common Stock. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other material change in the worth, rights or preferences of Shares of Common Stock, the Committee (or, in the absence of the Committee, the Board) shall make such equivalent and appropriate adjustments and changes in the number and type of shares authorized by the Plan; the number and type of Shares of Common Stock covered by Stock Compensation awards and grants; and, the various prices, if any, specified therein. These changes will be noticed to each affected Participants as soon as practical.

11. Taxes. The Company (and/or any of its Subsidiaries) shall be entitled to withhold, if the Company deems such action necessary or desirable in consultation with its accountants and advisers, or in lieu thereof to secure payment from any Participant in lieu of withholding. of any sum of local, state and federal taxes or other assessments, excise tax or other sum due to or from the Company and/or Participant by virtue of and as a condition precedent to any award, grant, exercise or resale of any Stock Compensation set forth herein. A Participant may be required, in the reasonable discretion of the Company, to indemnify the Company and hold the Company harmless (including any taxes, costs, fees and expenses) for any and all withholding and similar tax obligations arising as a result of the award, grant, exercise and/or resale of any Stock Compensation (or the underlying Shares of Common Stock) received, exercised or sold.

12. Termination and Amendment. The Committee (or, in the absence of the Committee, the Board) at any time may suspend or terminate this Plan in full or in part and make such additions or amendments as it deems advisable under this Plan except that the Committee (or, in its absence, the Board) may not without shareholder approval by required voting strength: (a) increase the maximum number of shares to greater than three hundred thousand (300,000) shares as to which Stock Compensation may be granted under this Plan, except pursuant to Section 10 above, or (b) extend the term of this Plan; provided, however, that subject to the other provisions hereof, the Committee (or, in the absence of the Committee, the Board) may not change any of the material terms of a written award or grant agreement (other than those contained in this Plan that are incorporated therein by reference) with respect to a completed Stock Compensation award or grant by and between the Company and a Participant without the approval of the holder of such Stock Compensation award or grant or change the award or grant in a manner which would have a material adverse effect on the Participant without the written approval of the Participant of such Stock Compensation award or grant (or, in the case of a change with respect to more than one of similar Stock Compensation awards or grants, without the written approval of a majority of the Participants holding similar rights). The Company, at its sole option, and without impacting the aggregate Shares of Common Stock that may be issued under the Plan, may issue replacement awards and grants for current awards and grants for Stock Compensation (at the Company’s Current estimated Fair Market Value) when the exercise price set forth in the initial award or grant has dropped below the initial award or grant price so long as the remaining terms, including number of Shares, is substantially similar.

13. Participant and Spousal Acknowledgments. In connection with the award or grant of any Stock Compensation pursuant to this Plan, each Participant acknowledges and agrees, that as a condition precedent to any such grant or issuance:

(a) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material nonpublic information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the award, grant, exercise or resale of any Stock Compensation award or grant, unless otherwise expressly required by law.

(b) No Stock Compensation award or grant nor any provision contained in this Plan, or in any written agreement evidencing the award or grant of any Stock Compensation, or the issuance of any Shares of Common Stock pursuant to any award or grant under this Plan or the agreements evidencing any award or grant, shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company or any Subsidiary to terminate any Participant’s employment or other participation with the Company in any form or at any time for any reason; or, amend the “at will” status of such Participant in an employment or other sense (unless the Participant has such other forms of agreement, such as an Employment or Change of Control Agreement, which shall be deemed unaffected).

(c) Such Participant (at such Participant’s own expense) has consulted, or will have had a reasonable opportunity to consult with, such independent legal counsel, accountants and other advisers regarding his or her rights and obligations under this Plan and any written agreement evidencing any Stock Compensation award or grant, the exercise, or the resale thereof, and he or she fully and completely understands that the Committee (or in its absence, the Board), and the Company, and its directors, officers and employees, cannot advise the Participant of various options, elections

(including elections under Section 83b of the Code) or other benefits available and the Participant will independently inform him or herself as to any and all issues related to financial planning, taxes or estate planning that the award, grant, exercise and/or resale of any interest contained in the Stock Compensation award or grant may result in.

(d) Prior to the purchase (directly or through an award or grant) of any Shares of Common Stock pursuant to this Plan or any written agreement evidencing the purchase of any Common Stock, such Participant may be required to deliver to the Company an executed consent from such Participant’s spouse (if any) agreeing to the terms and conditions of this Plan and any written agreements regarding an award or grant.

(e) Should a Participant be terminated for Cause, all Vested or Unvested Stock Compensation not yet exercised as of that Termination Date shall be deemed subject to a Risk of Forfeiture.

14. Reserved.

15. Restrictions on Transfer.

(a) Restrictions On Transfer of Shares. No Participant will sell, transfer, assign, pledge or otherwise transfer any interest in any Shares of Common Stock (whether directly or indirectly) except (i) according to the legend placed upon any Shares, (ii) as allowed by the Plan, (ii) as allowed by any agreements related to the grant or award, or (iv) pursuant to applicable laws, rules and regulations.

(b) Certain Permitted Transfers. The restrictions contained in this Section 15 will not apply with respect to transfers of Shares: (i) pursuant to applicable laws of descent and distribution or (ii) among a Participant’s Family Group; provided that the restrictions contained in this Section 15 will continue to be applicable to the Shares after any such transfer and the transferees of such Shares shall agree in writing to be bound by the provisions of this Plan and any separate written agreement between the Company and such Participant with respect to such Shares. “Family Group” means a Participant’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants. Any transferee of Shares pursuant to a transfer in accordance with the provisions of this Section 15(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Shares pursuant to this Section 15(b), the transferring Participant will deliver a written notice (the “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

16. Additional Restrictions on Transfer.

(a) The certificates representing the Employee Shares may bear the following legend if the legend restriction if required by law and applicable to the issuance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION

FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE HERITAGE BANCORP’S 2010 STOCK COMPENSATION PLAN AND A WRITTEN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF SUCH SECURITIES, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

(b) No holder of Shares of Common Stock may sell, transfer or dispose of any Shares (except pursuant to an effective registration statement under the applicable federal and state securities acts, including the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the Securities Act or other laws, rules and regulations is not required in connection with such transfer.

(c) No holder of Shares of Common Stock will affect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Shares or of any other equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s securities, except as part of such underwritten public offering. The restrictions on transfer set forth in this Section 16(c) shall continue with respect to each Share and each other security, option or right described in the preceding sentence until the date on which such security has been transferred pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)) adopted under the Securities Act.

17. Cooperation By Participant.

Participant agrees to provide such further cooperation, including execution of such forms and documents, as may be necessary to effectuate the requirements of the Plan and any agreements related to any award or grant issued pursuant to the Plan.

18. Sale of the Company.

If the holders of at least a majority of the voting Common Stock (and, in the case of any sale or other fundamental change which requires the approval of a board pursuant to the Nevada General Corporation Law, the Board shall have approved such sale) approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively, an “Approved Sale”), each holder of any Vested or Unvested award, grant or any Shares issued pursuant to this Plan agrees to provide his or her irrevocable proxy to the Board, if required, and to vote for, consent to and raise no objections against such Approved Sale. The provisions of this Section 18 will terminate upon the closing of an IPO.

19. Public Offering. If the Board and the holders of a majority of the Company’s voting Common Stock then outstanding approve an initial public offering (IPO), each holder of any Vested or Unvested award, grant or any Shares issued pursuant to this Plan agrees to provide his or her irrevocable proxy to the Board, if required, and to vote for, consent to and raise no objections against such IPO. The provisions of this Section 19 will terminate upon the closing of an IPO.

20. Transfers in Violation of Plan. Any issuance of Stock Compensation or any effort to transfer or attempt the transfer of any Shares issued pursuant to this Plan in violation of any provision of this Plan shall be deemed voidable by the Company, at its sole option, and the Company may elect to refuse to record such transfer on its books or treat any purported transferee of any such Shares as the owner of such Shares for any purpose.

21. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein unless by doing so the intent and purpose of the Plan would be materially altered or changed in the sole discretion of the Committee (or, if there is no Committee, the Board).

22. Remedies. The Company and any Participant will be entitled to enforce each of its respective rights and obligations under this Plan, and its express terms and conditions, and to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

23. Business Days. If any time period for giving notice or taking action hereunder expires on any day which is a Saturday, Sunday or holiday in the State of Nevada, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

24. Governing Law. All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Nevada. Each of the Company and each Participant expressly waive the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

25. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by reputable overnight courier, personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the address below indicated:

Notices to the Company:

Heritage Bancorp

1401 S. Virginia Street

Reno, NV 89502

Attention: President and CEO

With a copy to:

Heritage Bancorp

1401 S. Virginia

Street Reno, NV 89502

Attention: Human Resources

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending patty. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

26. Stockholder Approval. Before becoming operational, this Plan shall have been expressly approved by the stockholders of Heritage Bancorp in sufficient voting strength as allowed by applicable law at a duly convened annual or special meeting.

27. Amendments and Revisions. To the maximum extent allowed by law, and subject to any approval needed from the stockholders of the Company, the Committee (or the Board in the absence of any Committee) reserves unto itself the unconditional right to amend, change, modify, terminate or restate the Plan; provided, however, that in so doing no already issued grant under the Plan shall not be materially modified as a result.

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